UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  September 15, 2004


                         RIO VISTA ENERGY PARTNERS L.P.
             (Exact name of registrant as specified in its charter)

          Delaware               000-50394                20-0153267
          (State of              (Commission              (IRS Employer
          Organization)          File Number)             Identification No.)




          820 Gessner Road, Suite 1285
          Houston, Texas                                  77024
          (Address of principal executive offices)        (Zip Code)

                                 (713) 467-8235
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement

     On September 15, 2004, in connection with the proposed spin-off ("Spin-Off") to the common stockholders of Penn Octane Corporation ("Penn Octane") of the common units of Rio Vista Energy Partners L.P. ("Rio Vista"), currently a wholly-owned subsidiary of Penn Octane, Rio Vista and its wholly-owned subsidiary, Rio Vista Operating Partnership, L.P. ("Operating Partnership") entered into guarantees of Penn Octane's obligations to RZB Finance LLC ("RZB") in connection with the $15,000,000 trade credit facility for demand loans and standby letters of credit ("RZB Credit Facility") to finance the purchases of liquefied petroleum gas ("LPG") and gasoline and diesel fuel. Under the RZB Credit Facility, Rio Vista and the Operating Partnership also entered into leasehold deeds of trust, security agreements, financing statements and assignments of rent, in order to grant a security interest and assignment in any and all assets, accounts, inventory, real property, buildings, pipelines (including, without limitation, the leases with the Brownsville Navigation District of Cameron County for the land on which the Brownsville Terminal
Facility is located), fixtures and interests therein or relating thereto which are anticipated to be transferred by Penn Octane to Rio Vista and the Operating Partnership in connection with the Spin-Off ("Transferred Assets"). As a result, Rio Vista and the Operating Partnership are liable as guarantors and will continue to pledge all of their assets as collateral.

     Under the RZB Credit Facility, no subsequent lien, security interest, mortgage, charge or other encumbrance of any nature on any of the pledged properties, assets and collateral, are permitted without the consent of RZB, except in favor of RZB.

     Upon consummation of the Spin-Off, Rio Vista will be required to deposit all cash from LPG sales into a restricted cash account under the direction of RZB to pay down all obligations arising under the RZB Credit Facility. Net proceeds will be released from the restricted cash account to Rio Vista and Rio Vista will then be required to pay any remaining amounts due Penn Octane, if any, for the supply of LPG and other allocated or direct expenses. Rio Vista will only be entitled to receive net proceeds when the amounts of collateral (cash, accounts receivable and inventories) exceed liabilities under outstanding letters of credit issued on behalf of Penn Octane at the sole discretion of RZB. Rio Vista does not expect that RZB will unduly withhold net proceeds.

     Under the RZB Credit Facility, Penn Octane and/or Rio Vista and the Operating Partnership after the Spin-Off, are required to maintain, net worth of a minimum of $9,000,000. Distributions and dividend payments may be made so long as there is no default under the RZB Credit Facility at the time of distribution, and Penn Octane, Rio Vista and the Operating Partnership are in compliance with all obligations and covenants under the RZB Credit Facility.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RIO VISTA ENERGY PARTNERS L.P.

                                   By:    Rio Vista GP LLC, its
                                          General Partner


                                        By: /s/ Ian T. Bothwell
                                           ----------------------
                                           Ian T. Bothwell, Treasurer

Date:  September 21, 2004


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